Exhibit 10.1

DEMAND PROMISSORY NOTE

$1,000,000.00	May 6, 2021

FOR VALUE RECEIVED, the undersigned, Technical Communications Corporation, a Massachusetts corporation with its principal place of business at 100 Domino Drive, Concord, Massachusetts 01742 (the “Maker”), hereby promises to pay to Carl H. Guild, Jr., an individual residing at 14 Algonquin Avenue, Andover, Massachusetts 01810 (the “Holder”), the principal sum as from time to time shall be advanced and/or readvanced and remains unpaid as shown on the Grid Schedule (the “Grid Schedule”) attached to this Demand Promissory Note (this Note”), in lawful money of the United States of America, ON DEMAND, together with interest on the unpaid principal balance from time to time outstanding at the rate of six percent (6.00%) per annum. In no event shall the principal amount outstanding under this Note exceed, and the Holder shall be under no obligation to advance in excess of, One Million Dollars ($1,000,000.00).

Holder shall make advances to the Maker upon the written request of Maker, and Maker shall, upon the making of each new advance, enter the date and amount of each such advance on the Grid Schedule. Maker agrees to pay interest on each such advance, from and after the date thereof until repaid, at the interest rate specified herein, compounded annually. This Note is a revolving note and, subject to the foregoing and in accordance with the provisions hereof, Maker may, at its option, borrow, pay, prepay and reborrow hereunder at any time prior to demand for payment hereunder or such earlier date as the obligations of Maker to the Holder under this Note shall become due and payable.

All payments of principal and interest on this Note shall be payable to the Holder at the above address, or at such other place in the United States of America as the Holder may from time to time designate in writing at least ten (10) days before such payment is due.

Maker shall have the right to prepay, in part or in full, without penalty, this Note and any principal amount advanced and outstanding (together with all accrued interest to the date of prepayment on the amount of principal thus prepaid) at any time or times without premium or penalty. Any partial prepayment shall be applied first against all accrued interest through the date of the prepayment and second against the principal amount outstanding. Interest shall be computed on the basis of a three hundred and sixty five (365) day year and shall be paid for the actual number of days on which principal is outstanding.

The entire unpaid principal balance of, and all accrued unpaid interest on, this Note shall, at the option of the Holder, become forthwith due and payable without notice or demand upon the happening of any of the following events of default: (a) default in payment as required hereunder and such default continues for ten (10) days after such payment is due; or (b) appointment of a receiver of any property, common law assignment or trust mortgage for the benefit of creditors, the commencement of any kind of insolvency proceedings, or the filing of any proceedings under any bankruptcy or other law relating to the relief of debtors (and, if such action or proceeding is involuntary on the part of such Maker, such action or proceeding is not dismissed within ninety (90) days), of, by or against either Maker.

No delay or omission by the Holder in exercising or enforcing any of his powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that or any other occasion, and no single or partial exercise of any right hereunder shall preclude other or future exercise thereof. No waiver of any right or remedy hereunder on any occasion shall be construed as a bar or waiver of any such right or remedy on any future occasion, nor as a continuing waiver. Maker agrees that no variance, extension or renewal of this Note shall affect the absolute and unconditional liability of Maker hereunder.

Maker hereby waives presentment, demand, notice of protest, suretyship defenses, and all other demands and notices in connection with the delivery, acceptance, performance, default and/or enforcement of this Note or of any rights hereunder. Maker will pay to the Holder on demand all costs and expenses, including reasonable attorneys’ fees, relating to the collection and/or enforcement of this Note or of any rights hereunder.

This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect.

It is expressly agreed that time is of the essence in the performance of the obligations set forth in this Note. Holder shall in no event be construed for any purpose to be a partner, joint venturer or associate of Maker, it being the sole intention of the parties to establish a relationship of debtor and creditor.

IN WITNESS WHEREOF, Maker has caused this Note to be executed as a sealed instrument, all as of the day, month, and year first written above.

Technical Communications Corporation

/s/William N. Grinnell	By:	/s/ Michael P. Malone
Witness		Name: Michael P. Malone
Title: Chief Financial Officer

GRID SCHEDULE

TO

DEMAND PROMISSORY NOTE

DATED May 6, 2021

Date	Advance Amount	Payment	Balance	Recorded By: